Exhibit 21.               SUBSIDIARIES OF THE REGISTRANT
                                 Defiance, Inc.
                                  June 30, 1998


                                                                               Percentage of
                                                    State in which            voting securities
Name                                                 incorporated             owned by Company
----                                                 ------------             ----------------

Defiance Precision Products, Inc.                        Ohio                       100%
Hy-Form Products, Inc.                                 Michigan                     100%
Defiance Testing & Engineering Services, Inc.          Michigan                     100%
Binderline Development, Inc.                           Michigan                     100%
Draftline Engineering Company                          Delaware                     100%

All the subsidiaries listed above are included in the Consolidated Financial Statements of the Company.

On July 1, 1998, Binderline Development, Inc. and Draftline Engineering Company were merged, becoming Binderline Draftline, Inc., a Michigan corporation.